Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 617-6080
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC. ANNOUNCES

SECOND QUARTER RESULTS

COMPANY RECORDS 52% INCREASE IN PROFIT OVER FIRST QUARTER

San Diego, CA. – August 9, 2004 – Education Lending Group, Inc., (NASDAQ:EDLG) today announced results for its second quarter ended June 30, 2004. During the second quarter of 2004, the Company recorded net income of $4.5 million, or $0.27 per share (basic) and $0.24 per share (diluted), compared to a net loss of $(1.8) million, or $(0.15) per share (basic and diluted) during the second quarter of 2003. This represents a 52% increase over the $3.0 million net income reported for the quarter ended March 31, 2004. On a non-GAAP basis, net income for the quarter, excluding the non-cash charges for stock based compensation was $4.6 million or $0.28 per share (basic) and $0.25 per share (diluted) compared to a non-GAAP net loss of $(10,000) or ($0.00) per share (basic and diluted) for the quarter ended June 30, 2003. Additionally during the quarter we completed our fourth securitization, bringing our total Education Loan Backed Note issuances to $4 billion.

For the six months ended June 30, 2004 the Company reported net income of $7.5 million, or $0.46 per share (basic) and $0.40 per share (diluted), compared to a loss of ($3.4) million, or ($0.30) per share (basic and diluted) for the six months ended June 30, 2003. On a non-GAAP basis, net income for the six months ended June 30, 2004, excluding the non-cash charges for stock based compensation was $8.4 million or $0.52 per share (basic) and $0.45 per share (diluted) compared to a non-GAAP net loss of $(1.6) million or ($0.14) per share (basic and diluted) for the six months ended June 30, 2003.

Robert deRose, Chief Executive Officer, stated “We are pleased to report our second quarter of profitability. Our Company continues to strive to provide excellence in loan products and services to students, parents and schools. We had exciting developments in this second quarter that include new marketing initiatives as we roll out our Plus marketing campaign and continued growth of our preferred lender list at schools to 551 schools. To bolster this effort, during the quarter we added a number of new employees who will be actively engaged in expanding the number of schools who include us on their preferred lender lists. In addition, we have also increased the resources we are devoting to our direct marketing efforts for the Plus loan business. We expect to see the fruition of these investments in the coming months.”

Mike Shaut, President and Chief Operating Officer, talked about the Company’s shift in focus toward the traditional (Stafford and Plus) business. “Our Company continues to focus and build toward the traditional Stafford and Plus student loan business. As we continue to implement our business model we see the expected leveling off of our consolidation loan business and a strong growth increase in our Stafford and Plus business, an 84% increase from the second quarter of 2003. This shift will continue as the Stafford and Plus loans move to a greater percentage of our loan originations in the coming months as we enter the season for the Stafford and Plus business. Loan originations for the quarter were $292 million as we held off funding loans in June (as we have done the past two years) to provide students the benefit of the lower interest rate they could obtain from the July 1st reset.”

The Company will be hosting a conference call today at 4:30 PM Eastern Standard Time. Investors, analysts, and the media are invited to participate by calling (866) 238-0637.

About Education Lending Group

Education Lending Group is a specialty finance company principally engaged in providing student loan products, services and solutions to students, parents, schools and alumni associations. Our business is focused on originating and purchasing federally guaranteed student loans through the Federal Family Education Loan Program, known as FFELP, including consolidation loans, Stafford loans and parent loans for undergraduate students (Plus).

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2003 Annual Report on Form 10-K, filed on March 12, 2004. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-KSB, Form 10-Q and Form 10-QSB filings.

EDUCATION LENDING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

Student loans, net of loan loss reserve	$189,132,905	$540,561,502
Student loans, net of loan loss reserve (securitized)	3,565,004,063	2,750,239,082
Student loans held for resale at the lower of cost or market	68,478,116	75,441,990
Restricted cash and investments	179,271,741	141,846,261
Cash and cash equivalents	22,786,019	33,557,879
Interest & other receivables	35,020,963	28,191,861
Property and equipment, net	3,115,815	1,600,606
Deferred financing costs	15,179,923	12,268,239
Other	1,225,450	133,448

Total Assets	$4,079,214,995	$3,583,840,868

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)

Accounts payable	$2,518,951	$4,470,680
Government payable	5,842,656	7,917,689
Accrued expenses and other liabilities	6,927,219	8,217,111
Education Loan Backed Notes related to securitized student loans structured as collateralized borrowings	3,775,408,222	2,905,121,844
Warehouse loan facilities	280,578,608	660,353,242

Total Liabilities	4,071,275,656	3,586,080,566

Commitments and contingencies—(Note 9)
Preferred stock—$0.001 par value, 10,000,000 shares authorized
Common stock—$0.001 par value, 40,000,000 shares authorized, 16,619,629 and 15,917,705 shares issued and outstanding, respectively	16,620	15,918
Additional paid in capital	43,138,198	40,673,609
Accumulated deficit	(34,074,620)	(41,548,168)
Accumulated other comprehensive loss, net of taxes of $0	(1,140,859)	(1,381,057)

Total Stockholders’ Equity/(Deficit)	7,939,339	(2,239,698)

Total Liabilities and Stockholders’ Equity/(Deficit)	$4,079,214,995	$3,583,840,868

EDUCATION LENDING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2004 and 2003

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Interest income:
Student loans, net	$32,146,320	$19,516,152	$62,282,179	$34,228,804
Investments	386,832	386,050	743,052	576,955

	32,533,152	19,902,202	63,025,231	34,805,759

Cost of interest income
Interest-related expenses	15,832,230	10,496,576	30,546,333	19,103,579
Valuation of interest rate swap	—	(308,160)	—	604,542
Loan servicing and other fees	1,974,759	1,035,379	3,838,462	1,762,988

Total cost of interest income	17,806,989	11,223,795	34,384,795	21,471,109
Net interest income	14,726,163	8,678,407	28,640,436	13,334,650

Less: provision for losses	296,680	432,554	734,203	987,184

Interest income after provision	14,429,483	8,245,853	27,906,233	12,347,466
Other income
Gain on sale of student loans	1,682,295	2,360,474	4,108,841	10,101,892
Other	57,118	10,325	115,129	17,370

Total other income	1,739,413	2,370,799	4,223,970	10,119,262
Operating expenses:

General and administrative	2,585,629	2,148,835	5,114,559	4,047,748
Servicing	465,510	—	629,613	—
Sales & marketing	8,487,590	10,229,691	18,680,448	21,739,642

Total operating expenses	11,538,729	12,378,526	24,424,620	25,787,390

Income/(loss) before income tax provision	4,630,167	(1,761,874)	7,705,583	(3,320,662)
Income tax provision	127,082	1,200	232,035	37,256

Net income/(loss)	$4,503,085	$(1,763,074)	$7,473,548	$(3,357,918)

Net income/(loss) per share:
Basic	$0.27	$(0.15)	$0.46	$(0.30)
Diluted	$0.24	$(0.15)	$0.40	$(0.30)
Weighted average common shares outstanding:
Basic	16,520,361	11,433,758	16,249,899	11,372,803
Diluted	18,710,303	11,433,758	18,613,840	11,372,803

EDUCATION LENDING GROUP, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION

	For the quarter ended		For the six months ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
GAAP net income/(loss)	$4,503,085	(1,763,074)	$7,473,548	$(3,357,918)
Add back: stock-based compensation	122,277	1,752,755	983,422	1,752,755
Less: tax effect of stock-based compensation	(3,681)	—	(29,601)	—

Non-GAAP net income/(loss)	$4,621,681	$(10,319)	$8,427,369	$(1,605,163)

Basic non-GAAP net income/(loss) per share	$0.28	$(0.00)	$0.52	$(0.14)
Diluted non-GAAP net income/(loss) per share	$0.25	$(0.00)	$0.45	$(0.14)

Weighted average shares outstanding, basic	16,520,361	11,433,758	16,249,899	11,372,803
Weighted average shares outstanding, diluted	18,710,303	11,433,758	18,613,840	11,372,803

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